Exhibit 10.58
                                                                         Summary
                                Guaranty Contract
                                -----------------

Guaranty Contract Entered by and between Shenzhen Nanshan Branch of Guangdong Development Bank ("the Creditor") and Shenzhen BAK Battery Co., Ltd. (" the Guarantor ") dated January 11th, 2006.

Summary of the main articles
>>   Contract number: 10208106002-01

>> In order to secure the indebtedness of Shenzhen Tongli High-tech Co., Ltd. (hereinafter referred to as Obligor) under the loan agreement (reference no. 10208106002, hereinafter referred to as Master Agreement) entered into by Creditor and Obligor, the Guarantor agrees to provide guaranty to the Creditor as the guarantor of the Obligor.

>> Secured items include the loan principal, interest, penalty interest, breach of contract compensation and all the expenses incurred for the Creditor to realize its right under Loan Agreement;

>>   Guaranty period:
          |X| Two years from the expiry date that the Obligor should fulfill its obligations in accordance with Loan Agreement;
          |X| If due to the provisions of relevant PRC law or regulations or any agreement reached under Loan Agreement, any loan becomes mature ahead of its term, guaranty period shall be two years starting from the advance mature date.

Summary of the articles omitted
>>   Method of Guaranty
>>   Scope of Guaranty
>>   Rights and Obligations of the Creditor
>>   Rights and Obligations of the Guarantor
>>   Liabilities of Breach of Contract
>>   Effectiveness, modification and termination of the Contract
>>   Notarization
>>   Applicable Laws and Dispute settlement
>>   Special Representation of the Guarantor
>>   Notes
>>   Miscellaneous